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[INSERT 13(b) OF EXHIBITS]

EXHIBIT 13(b)

CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 55 to Registration Statement No. 2-25483 filed on Form N-3 of Continental Assurance Company Separate Account (B) (the "Account") of Continental Assurance Company, of our report on the financial statements-statutory basis of Continental Assurance Company, dated April 25, 2005 (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulation - Division of Insurance, and such practices differ from accounting principles generally accepted in the United States of America; and expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, (which is incorporated by reference in the Prospectus of Continental Assurance Company Separate Account (B)), which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

DELOITTE & TOUCHE LLP
Chicago, Illinois
April 29, 2005